RESULTS OF THE SHAREHOLDER MEETING



The annual meeting of the shareholder of the Funds was held on January 16, 1998. Directors elected by the shareholders at the time of the meeting were as follows: Samuel S. Stewart, Jr., Roy S. Jespersen, Jeffrey S. Cardon, James U. Jensen and William R. Swinyard.



The Funds listed below each issue are those entitled to vote on that issue.


The matters voted on by the shareholders of record as of November 10, 1997 and the results of the vote at the shareholder meetings held
January 16 and 23, 1998 were as follows:




				 For 	 	Withheld
1.	Election of Directors
Samuel S. Stewart, Jr.
	Mid-Cap Fund		 1,982,375 	 77,560
	Micro-Cap Fund		 20,196,614 	 378,020
	Aggressive Equity Fund	 3,783,362 	 104,115
	Growth Fund		 4,855,142 	 102,066
	U.S. Treasury Fund	 793,378 	 27,182

Roy S. Jespersen
	Mid-Cap Fund		 1,982,051 	 77,883
	Micro-Cap Fund		 20,192,284 	 382,350
	Aggressive Equity Fund	 3,783,225 	 104,252
	Growth Fund		 4,855,003 	 102,205
	U.S. Treasury Fund	794,152 	 26,408

Jeffrey S. Cardon
	Mid-Cap Fund		 1,982,727 	 77,208
	Micro-Cap Fund		 20,189,041 	 385,593
	Aggressive Equity Fund	 3,781,398 	 106,079
	Growth Fund		 4,851,034 	 106,174
	U.S. Treasury Fund	 794,251 	 26,309

James U. Jensen
	Mid-Cap Fund		 1,984,634 	 75,301
	Micro-Cap Fund		 20,200,382 	 374,252
	Aggressive Equity Fund	 3,781,096 	 106,381
	Growth Fund		 4,851,879 	 105,329
	U.S. Treasury Fund	 793,623 	 26,937

William R. Swinyard
	Mid-Cap Fund		 1,983,518 	 76,416
	Micro-Cap Fund		 19,965,233 	 609,400
	Aggressive Equity Fund	 3,782,028 	 105,450
	Growth Fund		 4,855,213 	 101,995
	U.S. Treasury Fund	 794,251 	 26,309

				 For 		 Against 	 Abstain
2.	Ratification of the selection of Arthur Andersen LLP as independent auditors for the Funds.
	Mid-Cap Fund		 1,981,637 	 25,092 	53,205
	Micro-Cap Fund		 19,882,745 	 265,675 	 426,215
	Aggressive Equity Fund	3,748,567 	 35,495 	 103,415
	Growth Fund		 4,830,816 	 41,349 	 85,043
	U.S. Treasury Fund	 795,876 	 5,806 		 18,877

3.	Approval of Agreement and Plan of Reorganization.

	Mid-Cap Fund		 1,709,741 	 99,418 	77,035
	Micro-Cap Fund		 16,758,335 	 958,438 	 691,047
	Aggressive Equity Fund	3,303,193 	 200,445 	 179,160
	Growth Fund		 3,285,410 	 196,022 	 352,801

	U.S. Treasury Fund	 745,413 	 17,892 	27,851

4.	Proposal to change the classification of the Growth Fund from a diversified investment company to a non-diversified investment company.


	Growth Fund		 2,954,270 	 306,859 	 349,105


5.	Proposal to eliminate investment restrictions which are inconsistent with the current status of the funds as "non-diversified."


	Mid-Cap Fund		 1,606,172 	 106,786 	 58,260
	Micro-Cap Fund		 16,272,708 	 787,485 	 626,321
	Aggressive Equity Fund	3,164,865 	 256,831 	 167,534


6.	Proposal to convert the fundamental policy regarding investing for the purpose of exercising control or management to a non-fundamental policy.


	Mid-Cap Fund		 1,590,514 	 105,612 	 75,092
	Micro-Cap Fund		 15,728,428 	 931,394 	 1,026,691
	Aggressive Equity Fund	 3,117,619 	 290,615 	 180,996
	Growth Fund		 3,048,289 	 201,480 	 360,467
	U.S. Treasury Fund	 687,476 	 78,864 	 21,821

7.	Proposal to remove the restrictions on investing in other investment companies which are more restrictive than the Investment Company Act of 1940.

	Mid-Cap Fund		 1,578,874 	 123,716 	 68,628
	Micro-Cap Fund		 16,029,208 	 925,475 	 731,831
	Aggressive Equity Fund	 3,104,603 	 314,265 	 170,362
	Growth Fund		 3,032,619 	 220,873 	 356,743
	U.S. Treasury Fund	 744,969 	 15,685 	27,507

8.	Proposal to modify a fundamental investment restriction regarding commodities.
	Mid-Cap Fund		 1,542,307 	 156,829 	 72,082
	Micro-Cap Fund		 15,397,121 	 1,571,838 	 717,555
	Aggressive Equity Fund	2,879,593 	 539,337 	 170,300
	Growth Fund		 2,965,922 	 296,904 	 347,409
	U.S. Treasury Fund	 671,967 	 89,638 	26,556

9.	Proposal to eliminate a fundamental investment restriction on investing in illiquid securities and adopt a non-fundamental policy which conforms with SEC policies.

	Mid-Cap Fund		 1,570,229 	 135,311 	 65,678
	Micro-Cap Fund		 15,616,175 	 1,355,262 	 715,077
	Aggressive Equity Fund	 3,144,211 	 275,720 	 169,299
	Growth Fund		 2,931,356 	 326,351 	 352,527
	U.S. Treasury Fund	 668,833 	 96,615 	 22,713

10.	Proposal to allow the Funds to lend portfolio securities.

	Mid-Cap Fund		 1,523,680 	 171,217 	 76,321
	Micro-Cap Fund		 15,262,432 	 1,692,644 	 731,439
	Aggressive Equity Fund	 3,039,792 	 384,174 	 165,264
	Growth Fund		 2,961,520 	 305,513 	 343,202

11.	Proposal to conform the fundamental policies regarding senior securities, borrowing money and pledging assets with those of the Micro-Cap Value Fund.

	Mid-Cap Fund		 1,576,338 	 118,255 	 76,625
	Micro-Cap Fund		 15,755,809 	 1,117,776 	 812,928
	Aggressive Equity Fund	 3,202,603 	 203,092 	 183,536
	Growth Fund		 2,987,391 	 262,068 	 360,775
	U.S. Treasury Fund	739,803 	 17,965 	 30,393

12.	Proposal to eliminate fundamental investment restrictions regarding put and call options.

	Mid-Cap Fund		 1,531,497 	 167,264 	 72,456
	Micro-Cap Fund		 15,598,328 	 1,391,350 	 696,837
	Aggressive Equity Fund	3,081,416 	 339,937 	 167,878
	Growth Fund		 2,878,581 	 357,299 	 374,355
	U.S. Treasury Fund	 658,825 	 107,212 	 22,124

13.	Proposal to convert the fundamental policy regarding investing in oil, gas, or other mineral interests to a non-fundamental investment policy.


	Mid-Cap Fund		 1,550,189 	 151,136 	 69,893
	Micro-Cap Fund		 15,635,104 	 1,294,651 	 756,759
	Aggressive Equity Fund	3,060,814 	 356,426 	 171,990
	Growth Fund		 2,934,242 	 337,806 	 338,187
	U.S. Treasury Fund	 666,278 	 97,750 	 24,133

14.	Proposal to eliminate a fundamental restriction limiting investing in warrants.
	Mid-Cap Fund		 1,551,087 	 154,235 	 65,896
	Micro-Cap Fund		 15,474,859 	 1,463,000 	 748,655
	Aggressive Equity Fund	 3,040,224 	 369,734 	 179,273
	Growth Fund		 2,893,124 	 345,519 	 371,592
	U.S. Treasury Fund	 743,477 	 19,582 	25,102

15.	Proposal to eliminate a fundamental restriction limiting investing in
"new" issuers.
	Mid-Cap Fund		 1,592,275 	 119,502 	 59,442
	Micro-Cap Fund		 16,097,533 	 910,763 	 678,217
	Aggressive Equity Fund	3,125,967 	 298,802 	 164,461
	Growth Fund		 3,002,985 	 259,528 	 347,722
	U.S. Treasury Fund	742,302 	 23,443 	 22,416

16.	Proposal to convert the fundamental policy regarding investing in
"special situations" to a non-fundamental investment policy.


	Mid-Cap Fund		 1,574,960 	 128,576 	 67,683
	Micro-Cap Fund		 16,007,742 	 950,890 	 727,882
	Aggressive Equity Fund	3,097,000 	 324,286 	 167,945
	Growth Fund		 2,979,117 	 277,316 	 353,802
	U.S. Treasury Fund	 670,395 	 91,440 	26,326


*  All Directors were elected and all proposals were approved.